Exhibit 10.8

[●], 2021

EF Hutton

[ADDRESS]

Re:	Transfer of Founder Shares as Representative Shares

Ladies and Gentlemen:

This transfer agreement (this “Agreement”) is being delivered to you in accordance with and pursuant to the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among InFinT Acquisition Corporation, a Cayman Islands exempted company (the “Company”), EF Hutton, division of Benchmark Investments, LLC (previously known as Kingswood Capital Markets, division of Benchmark Investments, LLC.) (the “Representative”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of up to 17,250,000 of the Company’s units, including up to 2,250,00 units that may be purchased pursuant to the Underwriters’ option to purchase additional units (the “Over-Allotment Option”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”) (the “Units”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) as filed by the Company with the U.S. Securities and Exchange Commission.

In order to induce the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, InFinT Capital LLC, (the “Sponsor”), the Company and the Representative hereby agree as follows:

1. Transfer of Founder Shares.

(a) The Sponsor hereby agrees to assign, transfer and convey to the Representative (and/or its designees) an aggregate of 75,000 Class B ordinary shares of the Company, par value $0.0001 per share (“Founder Shares”), or up to 86,250 Founder Shares if the Over-Allotment Option is exercised in full) to the Representative (the “Representative’s Shares”) on the terms and conditions set forth herein. The Company and the Representative intend for the Representative Shares to be underwriter’s compensation pursuant to Rule 5110 of the FINRA Manual.

(b) Delivery for 75,000 Representative’s Shares shall be made on the closing date of the Underwriting Agreement. On such date, the Sponsor shall deliver to the Representative or its designees, such Representative’s Shares, and the Company will facilitate such transfer with its transfer agent so that such Representative’s Shares are delivered in book-entry form in the name or names and in such authorized denominations as the Representative may request.

(c) Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the Underwriters is not exercised in full, the Representative acknowledges and agrees that it shall immediately assign, transfer and convey back to Sponsor any and all rights to such number of Representative’s Shares (up to an aggregate of 13,125 Representative’s Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such assignment, transfer and conveyance, the Representative will own an aggregate number of Founder Shares (not including class A ordinary shares purchased by Representative in the IPO or in the aftermarket) equal to 0.5% of the gross proceeds of the Public Offering at $10.00 per share.

(d) Termination of Rights. If any of the Representative’s Shares are assigned, transferred and conveyed back to Sponsor in accordance with this Section 2, then after such time the Representative (or successor in interest), shall no longer have any rights as a holder of such Representative’s Shares, and the Company shall take such action as is appropriate to facilitate the transfer back to Sponsor of such shares.

2. Representations and Warranties of Sponsor.

(a) Sponsor is the legal and owner of record of the Founder Shares. Sponsor has good and valid title to the Founder Shares, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever, except restrictions under applicable securities laws, except as otherwise disclosed in the Prospectus. Upon assignment, transfer and conveyance hereunder, the Representative will acquire good and valid title to the Representative’s Shares and will be the absolute legal and beneficial owner of the Representative’s Shares, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever, except restrictions under applicable securities laws and as disclosed in the Prospectus.

(b) Sponsor has full right, power and authority (i) to execute and deliver this Agreement, (ii) to perform its obligations under this Agreement and (iii) to transfer, assign and convey and deliver to Purchaser good and valid title to the Representative’s Shares pursuant to this Agreement. Neither the execution, nor the carrying out of the terms of this Agreement will constitute a breach or default of any agreement, indenture, trust, will or other obligation to which Sponsor is a party or otherwise bound.

(c) Sponsor acknowledges that this Agreement and the terms contained herein are binding and enforceable against Sponsor, and that the Representative and/or the Company shall be entitled to damages for any breach of the Representations and Warranties contained in this Section 3.

3. Representations and Warranties of Representative. The Representative represents and warrants to the Company and the Sponsor that it has full right, power and authority (i) to execute and deliver this Agreement and (ii) to perform its obligations under this Agreement. Neither the execution, nor the carrying out of the terms of this Agreement will constitute a breach or default of any agreement, indenture, trust, will or other obligation to which the Representative is a party or otherwise bound. The Representative acknowledges that this Agreement and the terms contained herein are binding and enforceable against the Representative, and that the Sponsor and/or the Company shall be entitled to damages for any breach of the Representations and Warranties contained in this Section 4.

4. Representations and Warranties of the Company. The Company represents and warrants to the Representative and the Sponsor that it has full right, power and authority (i) to execute and deliver this Agreement and (ii) to perform its obligations under this Agreement. Neither the execution, nor the carrying out of the terms of this Agreement will constitute a breach or default of any agreement, indenture, trust, will or other obligation to which the Company is a party or otherwise bound. The Company acknowledges that this Agreement and the terms contained herein are binding and enforceable against the Company, and that the Sponsor and/or the Representative shall be entitled to damages for any breach of the Representations and Warranties contained in this Section 5.

5. Remedies. Each party hereto hereby agrees and acknowledges that the other parties hereto would each be irreparably injured in the event of a breach by a party of its obligations hereunder, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6. Disclaimer. Except for the representations and warranties expressly and specifically made by Sponsor herein, (1) the Representative acknowledges and agrees that, in making its determination to proceed hereunder, that Sponsor is not making or has not made, and specifically disclaims, any representation or warranty, expressed or implied, at law or in equity, in respect of the Company, any subsidiaries or any entity in which the Company owns any equity interest, or their respective businesses, assets, liabilities, operations, results of operations, prospects, or future or historical condition (financial or otherwise), including, without limitation with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of its business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding any of the aforementioned entities, or in respect of any other matter or thing whatsoever; (2) the Representative specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any person, and acknowledges and agrees that Sponsor has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any person; (3) the Representative specifically disclaims any obligation or duty to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth herein; (4) the Representative is acquiring the Representative’s Shares subject only to the specific representations and warranties set forth herein; and (5) the Representative has conducted to its satisfaction an independent investigation of the financial condition, operations, assets, liabilities and properties of the Company and the other entities contemplated hereinabove, including, without limitation, a review of the Prospectus.

7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

8. Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party hereto each of its respective successors, heirs, personal representatives and assigns and permitted transferees.

9. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10. Effect of Headings. The paragraph headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

11. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13. Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

Sincerely,

INFINT CAPITAL LLC

By:
Name:
Title:
Date:

Acknowledged and Agreed:

EF Hutton

By:
Name:
Title:
Date:

InFinT Acquisition Corporation

By:
Name:	Sheldon Brickman
Title:	Chief Financial Officer
Date:

[Signature Page to Agreement]